Exhibit 10.3

FIRST AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

WHEREAS, Entegris, Inc. (the “Principal Sponsor”) has heretofore established and maintains a 401(k) and profit sharing plan which was amended and restated in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN, (2005 Restatement)” (the “Plan Statement”); and

WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan Statement.

NOW, THEREFORE, The Plan Statement is hereby amended as follows:

1. LOAN ROLLOVERS. Effective for Vested Total Accounts distributed on or after January 1, 2006, Section 7.5.4 of the Plan Statement is hereby amended to read in full as follows:

7.5.4. Distribution in Cash. Except as provided in Appendix F, distribution of a Participant’s Vested Total Account shall be made in cash. If, however, the Vested Total Account:

(a)	consists in whole or in part of a Participant’s unpaid promissory note and the distributee elects distribution in kind pursuant to a direct rollover to another tax-qualified plan, or

(b)	is in whole or in part invested in an individual Subfund under Section 4.1.2 and the distributee elects distribution in kind (to the extent the investment provides for in-kind distributions),

the Trustee shall cause distribution of that portion of the Vested Total Account to be made in kind.

2. LOAN ROLLOVERS. Effective for Vested Total Accounts distributed on or after January 1, 2006, Section 7.5.4 of the Plan Statement is hereby amended to read in full as follows:

(h)

Event of Default. Subject to subsection (i) below, nonpayment within ten (10) days after the due date shall be an event of default, unless the loan’s promissory note is distributed in kind in connection with Section 7.5.4. If a payment is not made by payroll deduction, then payment shall be considered made for this purpose only when the personal check, cashier’s check, certified check or money order is received in fact by the Trustee or the Committee as agent for the Trustee. Upon the occurrence of an event of default, the Participant’s Vested Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of the loan in default (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset). In the case of a Participant who has not had an Event of Maturity, however, this offset shall be deferred until an Event of Maturity as to such Participant, but, in the interim, it shall not be possible to cure the default. Such offset shall be automatic. No notice shall be required prior to offset.

3. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

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